Exhibit 99.1

For Immediate Release

GARDNER DENVER SHAREHOLDERS APPROVE DEFINITIVE AGREEMENT TO BE

ACQUIRED BY KKR

Gardner Denver Shareholders to Receive $76 Per Share In Cash

Transaction Valued at Approximately $3.9 Billion

WAYNE, PA —July 16, 2013—Gardner Denver, Inc. (NYSE: GDI) today announced that at the special meeting of Gardner Denver shareholders held today, shareholders voted overwhelmingly to approve the proposed definitive merger agreement with Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”).

The transaction follows a months-long review by the Gardner Denver Board of Directors, including a comprehensive sale process leading up to the transaction with KKR. Approximately 97% of the shares voting at the special meeting voted in favor of the adoption of the merger agreement.

Upon completion of the merger, valued at approximately $3.9 billion, Gardner Denver shareholders will receive $76 per share in cash from KKR for each share of Gardner Denver common stock they own as of the effective time of the merger. The companies expect the merger to be completed in late July or early August 2013, following the satisfaction or waiver of all conditions to the merger.

About Gardner Denver Gardner Denver, Inc., with 2012 revenues of approximately $2.4 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the Investors section on the Company’s website (www.GardnerDenver.com).

Forward-Looking Statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate a merger with an affiliate of KKR. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay KKR a termination fee of $103.4 million and/or reimbursement of their expenses of up to $10 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of the relevant KKR affiliate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2012, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

Contacts:

Gardner Denver

Vikram U. Kini

VP, Investor Relations

(610) 249-2009

Matthew Sherman, Jennifer Beugelmans or Joseph Sala

Joele Frank, Wilkinson, Brimmer, Katcher

(212) 355-4449

KKR

Kristi Huller

(212) 230-9722

Kristi.Huller@kkr.com